Exhibit No. 5.1

Opinion of Thomas C. Jepperson, Esq.

March 7, 2008

Questar Market Resources, Inc.

180 East 100 South

P.O. Box 45601

Salt Lake City, UT 84145-0601

Re:

Questar Market Resources, Inc.

Registration Statement on Form S-3

Ladies and Gentlemen:

I am acting as counsel to Market Resources, Inc., a Utah corporation (the "Company"), in connection with the Registration Statement on Form S-3 (the "Registration Statement"), filed on March 7, 2008 by the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act").  The Registration Statement relates to the issuance and sale from time to time by the Company, pursuant to Rule 415 of the General Rules and Regulations promulgated under the Act, of the debt securities of the Company, in one or more series (the "Debt Securities"), to be issued under the Indenture, dated as of March 1, 2001 (the "Indenture"), between the Company and Wells Fargo Bank, N.A., as successor trustee to Bank One N.A. (the "Trustee").

This opinion is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

In connection with this opinion, I have examined originals or copies, certified or otherwise identified to my satisfaction, of:

(i)

the Registration Statement relating to the Debt Securities;

(ii)

the Articles of Incorporation of the Company, as amended and currently in effect (the “Articles of Incorporation”) ;

(iii)

the Bylaws of the Company, as amended and currently in effect (the "Bylaws");

(iv)

an executed copy of the Indenture;

(v)

the Form T-1 of the Trustee filed as an exhibit to the Registration Statement; and

(vi)

resolutions adopted by the Board of Directors of the Company (the "Board of Directors") or committees thereof relating to the registration of the Debt Securities and related matters.

I, or attorneys under my supervision, have also examined originals or copies, certified or otherwise identified to my satisfaction, of such records of the Company and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents as I have deemed necessary or appropriate as a basis for the opinions set forth below.

In my examination, I have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as facsimile, electronic, conformed, certified or photostatic copies, and the authenticity of the originals of such copies.  In making my examination of executed documents, or documents to be executed, I have assumed that the parties thereto, other than the Company, had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents, and the validity and binding effect thereof on such parties. I have also assumed that any Debt Securities that may be issued will be issued in a form that complies with the Indenture and will be manually signed or countersigned, as the case may be, by duly authorized officers of the Trustee.  As to any facts material to the opinions expressed herein that I did not independently establish or verify, I have relied upon oral or written statements and representations of officers and other representatives of the Company and others and of public officials.

My opinion set forth herein is limited to the Utah Revised Business Corporation Act ("Opined on Law").  I do not express any opinion with respect to the laws of any other jurisdiction other than the Opined on Law or as to the effect of any such laws on the opinion set forth herein.  I am admitted to the Bar of the State of Utah, and to the extent that the opinion set forth herein relates to matters under the laws of the State of New York, I have relied on the opinion of Skadden, Arps, Slate, Meagher & Flom LLP, special counsel to the Company, which is being filed as Exhibit 5.2 to the Registration Statement.

Based upon and subject to the foregoing and to the limitations, qualifications, exceptions and assumptions set forth herein, I am of the opinion that:

With respect to any series of Debt Securities offered by the Company (the "Offered Debt Securities"), when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Act; (ii) an appropriate prospectus supplement or term sheet with respect to the Offered Debt Securities has been prepared, delivered and filed in compliance with the Act and the applicable rules and regulations thereunder; (iii) if the Offered Debt Securities are to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Debt Securities has been duly authorized, executed and delivered by the Company and the other parties thereto; (iv) the Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance, sale and terms of the Offered Debt Securities and related matters; (v) the Indenture and a supplemental indenture, officers' certificate or board resolution in respect of such Debt Securities has been duly executed and delivered by each party thereto; (vi) the terms of the Offered Debt Securities and of their issuance and sale have been duly established in conformity with the Indenture and any supplemental indenture, officers' certificate or board resolution to be entered into or adopted in connection with the issuance of such Debt Securities so as not to violate any applicable law, the Articles of Incorporation or the Bylaws or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (vii) the Offered Debt Securities have been issued in a form that complies with the Indenture and have been duly executed and authenticated in accordance with the provisions of the Indenture and any supplemental indenture, officers' certificate or board resolution to be entered into or adopted in connection with the issuance of such Debt Securities and duly delivered to the purchasers thereof upon payment of the agreed-upon consideration therefor, the Offered Debt Securities, when issued and sold in accordance with the Indenture, any supplemental indenture or officers' certificate to be entered into in connection with the issuance of such Debt Securities and the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, will be valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except to the extent that enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity), (c) public policy considerations which may limit the rights of parties to obtain remedies, (d) the waivers of any usury defense contained in the Indenture, any supplemental indenture or the Offered Debt Securities that may be unenforceable, (e) requirements that a claim with respect to any Offered Debt Securities denominated in a currency, currency unit or composite currency other than United States dollars (or a judgment denominated other than in United States dollars in respect of such claim) be converted into United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law, and (f) governmental authority to limit, delay or prohibit the making of payments outside the United States or in foreign currencies, currency units or composite currencies.

I hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement, dated the date hereof.  I also hereby consent to the use of my name under the heading "Legal Matters" in the prospectus which forms a part of the Registration Statement.  In giving this consent, I do not thereby admit that I am within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/  Thomas C. Jepperson

Thomas C. Jepperson

Vice President & General Counsel

Questar Corporation

Attorney for Questar Market Resources, Inc.

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